BARK Reports Fiscal First Quarter 2027 Results

NEW YORK, August 6, 2026 — BARK, Inc. (NYSE: BARK) (“BARK” or the “Company”), a leading global omnichannel dog brand with a mission to make all dogs happy, today announced its financial results for the fiscal first quarter ended June 30, 2026.

Fiscal First Quarter 2027 Highlights
•Revenue was $78.8 million, a decrease of 23.4% year-over-year; landing at the high end of the Company’s guidance range of $77.0 million to $79.0 million.
•Direct to Consumer (“DTC”) revenue was $66.7 million, a decrease of 25.2% year-over-year; continuing the Company’s focus on prioritizing bottom-line durability over near-term growth, Subscriber Retention improved more than 170 basis points and Average Order Value increased by $0.45 compared to the year prior; Included in DTC revenue was $3.2 million of revenue from BARK Air, a 37% increase year-over-year.
•Commerce revenue was $12.1 million, an 11.4% decrease year-over-year. Momentum remained strong across wholesale and marketplaces as BARK continued to expand with both new and existing retail partners.
•Gross profit was $57.3 million, compared to $64.1 million in the prior year.
•Gross margin was 72.7%, compared to 62.3% in the same period last year. The reported result includes a one-time benefit from the recognition of fiscal 2026 tariff refunds. Excluding this benefit, normalized consolidated gross margin was 63.4%, in line with a record 63.8% for the same period last year. The tariff refund benefit is excluded from Adjusted EBITDA.
•Advertising and marketing expenses were $9.5 million, compared to $15.2 million in the prior year.
•General and administrative ("G&A") expenses were $47.8 million, compared to $57.3 million in the prior year.
•Net Income was $0.75 million, compared to a net loss of $(7.0) million in the prior year. Net Income includes $7.4 million of tariff refunds allocable to fiscal year 2026.
•Adjusted EBITDA was $0.6 million, within the Company’s guidance range of $0.0 million to $1.0 million, and up from $0.1 million in the prior year.
•Net cash used in operating activities was $(3.5) million.

Executive Commentary – Matt Meeker, Co-Founder and Chief Executive Officer

“Our team delivered a strong start to fiscal 2027 as we continued to execute against the priorities outlined in June,” said Matt Meeker, Co-Founder and Chief Executive Officer of BARK. “The quarter reflected improving health across the business.”

“Subscriber retention improved, average order value increased and subscriber lifetime value reached its highest level since we became a public company. With some of our most exciting products and partnerships yet to come to market this fall, we are building a stronger, more diversified BARK across DTC, Commerce and BARK Air. We still have work to do, but these results reinforce confidence in our ability to accelerate growth and deliver a meaningful step-up in Adjusted EBITDA and cash flow this year.”

Balance Sheet Highlights
•The Company’s cash and cash equivalents balance as of June 30, 2026 was $16.1 million, compared to $19.3 million as of March 31, 2026. The decrease reflects a normal seasonal build in working capital and continued share repurchases. BARK also remains debt-free.
•The Company's inventory balance as of June 30, 2026 was $72.4 million, a $25.7 million decrease compared to the prior year.

Share Repurchase Program
As previously announced, BARK continued to repurchase shares during the quarter under its $40 million share repurchase program. The Company remains focused on balancing investment in the business with returning capital to shareholders, while maintaining the financial flexibility to support its growth plans.

Fiscal Second Quarter and Full Year 2027 Financial Outlook
Based on current market conditions as of August 6, 2026, BARK is providing guidance for revenue and Adjusted EBITDA, which is a Non-GAAP financial measure, as follows.

For the second quarter of fiscal 2027, the Company expects:
•Total revenue of $83.0 million to $85.0 million, as compared to $107.0 million for the comparable period last year. The year-over-year decline primarily reflects the smaller DTC subscriber base entering fiscal 2027 following the deliberate pullback of marketing spend in fiscal 2026.
•Adjusted EBITDA of $1.0 million to $3.0 million, compared to $(1.4) million for the comparable period last year.

For the full year of fiscal 2027, the Company is reiterating:
•Total revenue of $325.0 million to $340.0 million, compared to $394.8 million in fiscal 2026.
•Adjusted EBITDA of $7.0 million to $10.0 million, compared to $0.2 million in fiscal 2026.

•Commerce and BARK Air are expected to collectively represent over $100 million of revenue, with Commerce growing as a percentage of total revenue as the Company expands across wholesale and marketplace channels.

The Company does not provide guidance for Net Income (Loss) due to the uncertainty and potential variability of certain items, including stock-based compensation expenses and related tax effects, which are the reconciling items between Net Income (Loss) and Adjusted EBITDA. Because such items cannot be calculated or predicted without unreasonable efforts, we are unable to provide a reconciliation of Adjusted EBITDA to Net Income (Loss). However, such items could have a significant impact on Net Income (Loss).

The guidance provided above constitutes forward looking statements and actual results may differ materially. Please refer to the “Forward Looking Statements” section below for information on the factors that could cause our actual results to differ materially from these forward looking statements and “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call Information
A conference call to discuss the Company's fiscal first quarter 2027 results will be held today, August 6, 2026, at 4:30 p.m. ET. During the conference call, the Company may make comments concerning business and financial developments, trends and other business or financial matters. The Company's comments, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 1-888-596-4144 for U.S. participants and 1-646-968-2525 for international participants. The conference call passcode is 5515653. A live audio webcast of the call will be available at https://investors.bark.co/events-and-presentations/ and will be archived for one year.

About BARK
BARK is the world’s most dog-centric company, devoted to making all dogs happy with the best products, services, and content. BARK’s dog-obsessed team leverages its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats, and dog-first experiences that foster the health and happiness of dogs everywhere. Founded in 2011, BARK loyally serves millions of dogs nationwide with BarkBox and Super Chewer, its themed toys and treats subscriptions; custom product collections through its retail partner network, including Target, Chewy, and Amazon; and BARK Air, the first air travel experience designed specifically for dogs first. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at bark.co for more information.

Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of BARK that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” "anticipate,” “believe,”

“estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including our strategies, plans, commitments, objectives and goals. Actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, risks relating to the uncertainty of the projected financial information with respect to BARK; spending on pets not increasing at projected rates; customers not increasing their spending with BARK; BARK’s ability to continue to convert social media followers and contacts into customers; BARK’s ability to successfully expand its product lines and services and channel distribution; competition and the uncertain effects of global or macroeconomic events or challenges, in particular the imposition of tariffs.

More information about factors that could affect BARK's operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's annual report on Form 10-K, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.

Definitions of Key Performance Indicators

Total Orders
We define Total Orders as the total number of Direct to Consumer orders shipped in a given period. These include all orders across all of our product categories, regardless of whether they are purchased on a subscription, auto-ship, or one-off basis. Total Orders excludes orders from BARK Air. We use Total Orders as an indicator of customer interest and demand.

Average Order Value
Average Order Value (“AOV”) is Direct to Consumer revenue for the period divided by Total Orders for the same period. AOV excludes Direct to Consumer revenue from BARK Air. We use AOV to provide insight into customer spending patterns.

Subscriber Retention
We define Subscriber Retention as the number of active subscriptions during a particular month divided by the number of active subscriptions for the prior month. An active subscription excludes new subscriptions, i.e. subscriptions with an initial shipment in a particular month. To calculate the Subscriber Retention for any quarterly period, we average the monthly rates, weighted by each month's beginning subscription base. Subscriber Retention excludes BARK Air. We use Subscriber Retention to assess the durability of our subscription base.

Key Performance Indicators

	Three Months Ended June 30,

	2026	2025
Total Orders (in thousands)	2,031	2,819
Average Order Value	$31.25	$30.80
Direct to Consumer Gross Profit (in thousands)(1)	$50,400	$60,183
Direct to Consumer Gross Margin (1)	79.4%	69.3%
Subscriber Retention	92.8%	91.1%
(1) Direct to Consumer Gross Profit and Direct to Consumer Gross Margin does not include the revenue or cost of goods sold from BARK Air. Direct to Consumer gross margin includes a $5.2 million tariff refund related to fiscal year 2026.

BARK, Inc.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands)

	Three Months Ended
	June 30,	June 30,
	2026	2025
REVENUE	$78,815	$102,861
COST OF REVENUE	21,482	38,784
Gross profit	57,333	64,077
OPERATING EXPENSES:
General and administrative	47,770	57,252
Advertising and marketing	9,497	15,178
Total operating expenses	57,267	72,430
INCOME (LOSS) FROM OPERATIONS	66	(8,353)
INTEREST INCOME	263	809
INTEREST EXPENSE	(2)	(709)
OTHER INCOME (EXPENSE)—NET	418	1,223
NET INCOME (LOSS) BEFORE INCOME TAXES	745	(7,030)
PROVISION FOR INCOME TAXES	—	—
NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)	$745	$(7,030)

Net income (loss) per common share attributable to common stockholders—basic and diluted	$0.08	$(0.83)
Weighted average common shares used to compute net income (loss) per share attributable to common stockholders—basic and diluted	8,784,395	8,460,447

DISAGGREGATED REVENUE
(In thousands)

	Three Months Ended
	June 30,
	2026	2025
Revenue
Direct to Consumer:
Toys & Accessories(1)	$39,121	$51,800
Consumables(1)	24,365	35,030
Other(2)	3,206	2,346
Total Direct to Consumer	$66,692	$89,176
Commerce	12,123	13,685
Revenue	$78,815	$102,861
(1) The allocation between Toys & Accessories and Consumables includes estimates and was determined utilizing data on stand-alone selling prices that the Company charges for similar offerings, and also reflects historical pricing practices.
(2) Other Direct to Consumer revenue is derived from BARK Air.

GROSS PROFIT BY SEGMENT
(In thousands)

	Three Months Ended June 30,
	2026	2025
Direct to Consumer(1):
Revenue	$66,692	$89,176
Cost of revenue	16,532	29,431
Gross profit	50,160	59,745
Commerce:
Revenue	12,123	13,685
Cost of revenue	4,950	9,353
Gross profit	7,173	4,332
Consolidated:
Revenue	78,815	102,861
Cost of revenue	21,482	38,784
Gross profit	$57,333	$64,077
(1) Direct to Consumer includes revenue from BARK Air

BARK, INC.
CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	June 30,	March 31,
ASSETS	2026	2026

CURRENT ASSETS:
Cash and cash equivalents	$16,090	$19,282
Accounts receivable—net	20,376	12,318
Prepaid expenses and other current assets	14,423	14,599
Inventory	72,445	75,545
Total current assets	123,334	121,744
PROPERTY AND EQUIPMENT—NET	15,602	17,183
INTANGIBLE ASSETS—NET	1,444	1,569
OPERATING LEASE RIGHT-OF-USE ASSETS	23,631	24,799
OTHER NONCURRENT ASSETS	4,576	4,695
TOTAL ASSETS	$168,587	$169,990
LIABILITIES, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$17,454	$17,130
Operating lease liabilities, current	4,878	5,211
Accrued and other current liabilities	17,924	20,834
Deferred revenue	20,657	22,223
Current portion of long-term debt	—	—
Total current liabilities	60,913	65,398
OPERATING LEASE LIABILITIES	31,355	32,466
OTHER LONG-TERM LIABILITIES	87	108
Total liabilities	92,355	97,972
COMMITMENTS AND CONTINGENCIES (Note 8)
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 9,925,385 and 9,356,667 shares issued and outstanding	1	1
Treasury stock, at cost, 888,074 and 865,161 shares, respectively	(26,733)	(26,500)
Additional paid-in capital	521,157	517,372
Accumulated deficit	(418,193)	(418,855)
Total stockholders’ equity	76,232	72,018
TOTAL LIABILITIES, AND STOCKHOLDERS’ EQUITY	$168,587	$169,990

BARK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended
	June 30,	June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$745	$(7,030)
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation & amortization	1,814	2,520
Non-cash lease expense	1,168	1,027
Amortization of deferred financing fees and debt discount	—	114
Bad debt expense	35	—
Stock-based compensation expense	2,796	3,594
Provision for inventory obsolescence	(833)	285
Change in fair value of warrant liabilities and derivatives	—	(782)
Changes in operating assets and liabilities:
Accounts receivable	(8,092)	2,033
Inventory	3,934	(10,283)
Prepaid expenses and other current assets	389	(417)
Other noncurrent assets	124	(356)
Accounts payable and accrued expenses	(3,478)	5,837
Deferred revenue	(1,570)	(356)
Operating lease liabilities	(1,444)	(1,403)
Other liabilities	870	(223)
Net cash used in operating activities	(3,542)	(5,440)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(111)	(708)
Net cash used in investing activities	(111)	(708)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of finance lease obligations	—	(59)
Proceeds from the exercise of stock options	—	20
Proceeds from issuance of common stock under ESPP	80	197
Tax payments related to the issuance of common stock	(1,091)	(497)
Proceeds from issuance of common stock	2,000	—
Excise tax from stock repurchases	—	(21)
Payments to repurchase common stock	(233)	(1,770)
Net cash provided by (used in) financing activities	756	(2,130)

Effect of exchange rate changes on cash	(83)	(50)

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(2,980)	(8,328)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—BEGINNING OF PERIOD	25,166	97,531
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—END OF PERIOD	$22,186	$89,203

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	16,090	84,665
Restricted cash - prepaid expenses and other current assets, other noncurrent assets	6,096	4,538
Total cash, cash equivalents and restricted cash	$22,186	$89,203

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Purchases of property and equipment included in accounts payable and accrued liabilities	$—	$1,749
Cash paid for interest	$2	$5

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. GAAP. However, management believes that Adjusted Net Loss, Adjusted Net Loss Margin, Adjusted Net Loss Per Common Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, all non-GAAP financial measures (together the “Non-GAAP Measures”), provide investors with additional useful information in evaluating our performance.

We calculate Adjusted Net Loss as net loss, adjusted to exclude: (1) stock-based compensation expense, (2) change in fair value of warrants and derivatives, (3) sales and use tax income, (4) restructuring charges related to reduction in force payments, (5) litigation expenses (consisting of legal and related fees for a specific proceeding that is outside of our ordinary course of business), (6) warehouse restructuring costs, (7) non-cash impairment of previously capitalized software and cloud computing implementation costs, (8) technology modernization costs, (9) IEEPA Phase II Tariff refunds related to prior year cost of revenue and (10) other items (as defined below).

We calculate Adjusted Net Loss Margin by dividing Adjusted Net Loss for the period by Revenue for the period.

We calculate Adjusted Net Loss Per Common Share by dividing Adjusted Net Loss for the period by weighted average common shares used to compute net loss per share attributable to common stockholders for the period.

We calculate Adjusted EBITDA as net loss, adjusted to exclude: (1) interest income, (2) interest expense, (3) depreciation and amortization, (4) stock-based compensation expense, (5) change in fair value of warrants and derivatives, (6) capitalized cloud computing amortization, (7) sales and use tax income, (8) restructuring charges related to reduction in force payments, (9) litigation expenses (consisting of legal and related fees for a specific proceeding that is outside of our ordinary course of business), (10) warehouse restructuring costs, (11) non-cash impairment of previously capitalized software and cloud computing implementation costs, (12) technology modernization costs, (13) IEEPA tariff refunds related to prior year cost of revenues and (14) other items (as defined below).

We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA for the period by revenue for the period.

We calculate Free Cash Flow as net cash (used in) provided by operating activities less capital expenditures.

The Non-GAAP Measures are financial measures that are not required by, or presented in accordance with U.S. GAAP. We believe that the Non-GAAP Measures, when taken together with our financial results presented in accordance with U.S. GAAP, provide meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of the Non-GAAP Measures are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

The Non-GAAP Measures are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Some of the limitations of the Non-GAAP Measures include that (1) the measures do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) Adjusted EBITDA and Adjusted EBITDA Margin do not consider the impact of stock-based compensation expense, which is an ongoing expense for our company, (4) Adjusted EBITDA and Adjusted EBITDA Margin do not reflect other non-operating expenses, including interest expense and (5) Free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments. In addition, our use of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies because they may not calculate the Non-GAAP Measures in the same manner, limiting their usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider the Non-GAAP Measures alongside other financial measures, including our net loss and other results stated in accordance with U.S. GAAP.

Adjusted Net Loss

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin and Adjusted EBITDA margin for the periods presented:

	Three Months Ended June 30,
	2026	2025
	(in thousands, except per share data)
Net income (loss)	$745	$(7,030)
Stock compensation expense	2,796	3,594
Change in fair value of warrants and derivatives	—	(782)
Sales and use tax income (1)	—	(240)
Restructuring	—	423
Litigation expenses (2)	1,322	176
Warehouse restructuring costs	533	726
Technology modernization (3)	—	323
IEEPA Tariffs Phase II	(7,363)	—
Other items (4)	224	57
Adjusted net loss	$(1,743)	$(2,753)
Net income (loss) margin	0.95%	(6.83)%
Adjusted net loss margin	(2.21)%	(2.68)%

Adjusted net loss per common share - basic and diluted	$(0.20)	$(0.33)
Weighted average common shares used to compute adjusted net loss per share attributable to common stockholders - basic and diluted	8,784,395	8,460,447

Adjusted EBITDA

	Three Months Ended June 30,
	2026	2025
	(in thousands)
Net income (loss)	$745	$(7,030)
Interest income	(263)	(809)
Interest expense	2	709
Depreciation and amortization expense	1,814	2,520
Stock compensation expense	2,796	3,594
Change in fair value of warrants and derivatives	—	(782)
Cloud computing amortization	802	421
Sales and use tax income (1)	—	(240)
Restructuring	—	423
Litigation expenses (2)	1,322	176
Warehouse restructuring costs	533	726
Technology modernization (3)	—	323
IEEPA Tariffs Phase II	(7,363)	—
Other items (4)	224	57
Adjusted EBITDA	$612	$88
Net income (loss) margin	0.95%	(6.83)%
Adjusted EBITDA margin	0.78%	0.09%

(1)Sales and use tax (income) expense relates to recording a liability for sales and use tax we did not collect from our customers. Historically, we had collected state or local sales, use, or other similar taxes in certain jurisdictions in which we only had physical presence. On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc., that state and local jurisdictions may, at least in certain circumstances, enforce a sales and use tax collection obligation on remote vendors that have no physical presence in such jurisdiction. A number of states have positioned themselves to require sales and use tax collection by remote vendors and/or by online marketplaces. The details and effective dates of these collection requirements vary from state to state and accordingly, we recorded a liability in those periods in which we created economic nexus based on each state’s requirements. Accordingly, we now collect, remit, and report sales tax in all states that impose a sales tax. Subsequently, as certain of these liabilities are waived by tax authorities or the applicable statute of limitations expires, the related accrued liability is reversed.
(2)Litigation expenses related to a shareholder class action complaint, see Item 1. Legal Proceedings.

(3)Includes consulting fees related to technology transformation activities, and payroll costs for employees that dedicate significant time to this project. We believe that these costs are discrete and non-recurring in nature, as they mainly relate to a one-time unification of our product offerings on our new commerce platform. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business.

(4)    For the three months ended June 30, 2026, other items is comprised of executive transition costs including recruiting costs of $0.2 million. For the three months ended June 30, 2025, other items is comprised of costs associated with the share repurchase program of less than $0.1 million.

The following table presents a reconciliation of Free Cash Flow to Net cash used in operating activities, the most directly comparable financial measure prepared in accordance with U.S. GAAP, for each of the periods indicated:

Free Cash Flow

	Three Months Ended June 30,
	2026	2025
Free cash flow reconciliation:
Net cash used in operating activities	$(3,542)	$(5,440)
Capital expenditures	(111)	(708)
Free cash flow	$(3,653)	$(6,148)

Contacts
Investors:
investors@barkbox.com

Media:
press@barkbox.com

Scott Bisang / Ed Hammond / Quinn Conway
Collected Strategies
BARK-CS@collectedstrategies.com